Exhibit 23.4

June 29, 2022

YUKAI Health Group Limited

Xinya Building 909, 910, and 911

121 Dongjie Road

Gulou District, Fuzhou

Fujian Province, China 350001

Re: Consent of Haiqiao Zhiku (Xiamen) Cultural Development Co., Ltd.

Ladies and Gentlemen,

We understand that YUKAI Health Group Limited (the “Company”) has filed a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Analysis of After-sales Service Market of Medical Devices in China” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and (vi) in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Haiqiao Zhiku (Xiamen) Cultural Development Co., Ltd.

/s/ Xiaoyan Liu
Name: Xiaoyan Liu
Title: Chief Executive Officer